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                                                                   EXHIBIT 10.17


                              SEVERANCE AGREEMENT

This Agreement effective as of this 6th day of February, 1997 by and between W. Todd Bratton and Daniel Industries, Inc.

         1. In consideration of W. Todd Bratton accepting employment with Daniel Industries, Inc, if W. Todd Bratton's employment is terminated for any reason other than criminal misconduct, he shall be paid upon termination, one year's salary less required withholding taxes. Daniel Industries, Inc. will pay the cost of continuation of Mr. Bratton's present medical insurance program for one year from the date of termination.



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W. Todd Bratton


DANIEL INDUSTRIES




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James M. Tidwell